EXPENSE LIMITATION AGREEMENT

     This agreement is made as of the 18th day of November, 2004 by and between EXETER FUND, INC., a Maryland Corporation (the "Fund"), and MANNING & NAPIER ADVISORS, INC., a New York Corporation (the "Advisor"), with respect to the following:

     WHEREAS, the Advisor serves as the investment advisor to certain series of the Fund (each, a "Series"), as listed on Schedule A, pursuant to an Investment Advisory Agreement dated April 30, 1993, as amended from time to time (the "Investment Advisory Agreement"); and

     WHEREAS, the Fund and the Advisor desire to enter into a contractual fee waiver arrangement for the period beginning March 1, 2005 and ending on February 28, 2006.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Advisor agrees to waive its fee and/or reimburse expenses so that each Series' total annual fund operating expenses does not exceed the "Expense Limitation" for such Series as set forth on Schedule A for the period beginning on March 1, 2005 and ending on February 28, 2006.

     2. Upon the termination of the Investment Advisory Agreement this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.











EXETER  FUND,  INC.
On  behalf  of  each  of  its  Series  listed  on  Schedule  A  hereto by:  /s/  B  Reuben  Auspitz
                    By:  B.  Reuben  Auspitz
                              Title:  President



MANNING  &  NAPIER  ADVISORS,  INC.




by:/s/  Michelle  Thomas
                    By:  Michelle  Thomas
                              Title:  Corporate  Secretary


                                   SCHEDULE A




Series                                      Expense Limitation
Pro-Blend Conservative Term Series Class A                1.00%
Pro-Blend Conservative Term Series Class B                2.00%
Pro-Blend Conservative Term Series Class C                1.75%
Pro-Blend Conservative Term Series Class D                1.50%
Pro-Blend Conservative Term Series Class E                1.25%
Pro-Blend Moderate Term Series Class A                    1.20%
Pro-Blend Moderate Term Series Class B                    2.20%
Pro-Blend Moderate Term Series Class C                    1.95%
Pro-Blend Moderate Term Series Class D                    1.70%
Pro-Blend Moderate Term Series Class E                    1.45%
Pro-Blend Extended Term Series Class A                    1.20%
Pro-Blend Extended Term Series Class B                    2.20%
Pro-Blend Extended Term Series Class C                    1.95%
Pro-Blend Extended Term Series Class D                    1.70%
Pro-Blend Extended Term Series Class E                    1.45%
Pro-Blend Maximum Term Series Class A                     1.20%
Pro-Blend Maximum Term Series Class B                     2.20%
Pro-Blend Maximum Term Series Class C                     1.95%
Pro-Blend Maximum Term Series Class D                     1.70%
Pro-Blend Maximum Term Series Class E                     1.45%
Tax Managed Series Class A                                1.20%
Tax Managed Series Class B                                2.20%
Tax Managed Series Class C                                1.95%
Tax Managed Series Class D                                1.70%
Tax Managed Series Class E                                1.45%
Equity Series                                             1.05%
Overseas Series                                           1.05%